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                                                                    EXHIBIT 99.2




GREENWICH CAPITAL
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THE INFORMATION INCLUDED HEREIN IS NOT INTENDED TO BE A PROSPECTUS AND ANY
INVESTMENT DECISION WITH RESPECT TO THE SECURITY SHOULD BE MADE BY YOU BASED SOLELY UPON ALL OF THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS. UNDER NO CIRCUMSTANCES SHALL THE INFORMATION PRESENTED CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION. THE SECURITIES MAY NOT BE SOLD NOR MAY AN OFFER TO BUY BE ACCEPTED PRIOR TO THE DELIVERY OF A FINAL PROSPECTUS RELATING TO THE SECURITIES. THE ABOVE PRELIMINARY DESCRIPTION OF THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY GREENWICH CAPITAL MARKETS. ALL INFORMATION DESCRIBED ABOVE IS PRELIMINARY, LIMITED IN NATURE AND SUBJECT TO COMPLETION OR AMENDMENT AND WILL BE SUPERSEDED BY THE TERMS OF THE FINAL PROSPECTUS SUPPLEMENT. GREENWICH CAPITAL MARKETS MAKES NO REPRESENTATIONS THAT THE ABOVE REFERENCED SECURITY WILL ACTUALLY PERFORM AS DESCRIBED IN ANY SCENARIO PRESENTED.